Exhibit Number 99.1

Investor Contact:	Kevin Hammons Executive Vice President and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2019 RESULTS AND 2020 GUIDANCE

FRANKLIN, Tenn. (February 19, 2020) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2019.

The following highlights the financial and operating results for the three months ended December 31, 2019.

•	Net operating revenues totaled $3.286 billion.

•

Net loss attributable to Community Health Systems, Inc. common stockholders was $(373) million, or $(3.27) per share (diluted), compared with net loss of $(328) million, or $(2.91) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. common stockholders was $0.40 per share (diluted), compared to net loss of $(0.42) per share (diluted) for the same period in 2018.

•	Adjusted EBITDA was $447 million.

•

Net cash provided by operating activities was $194 million, compared with net cash used in operating activities of $165 million for the same period in 2018, which prior-year period included $266 million paid for the Health Management Associates, Inc. (“HMA”) legal settlement during the quarter.

•	On a same-store basis, admissions increased 0.1 percent and adjusted admissions increased 1.8 percent, compared with the same period in 2018.

Net operating revenues for the three months ended December 31, 2019, totaled $3.286 billion, a 4.8 percent decrease, compared with $3.453 billion for the same period in 2018.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(373) million, or $(3.27) per share (diluted), for the three months ended December 31, 2019, compared with $(328) million, or $(2.91) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. common stockholders was $0.40 per share (diluted), for the three months ended December 31, 2019, compared to net loss of $(0.42) per share (diluted) for the same period in 2018. Weighted-average shares outstanding (diluted) were 114 million for the three months ended December 31, 2019, and 113 million for the three months ended December 31, 2018.

Adjusted EBITDA for the three months ended December 31, 2019, was $447 million compared with $419 million for the same period in 2018, representing a 6.7 percent increase.

The consolidated operating results for the three months ended December 31, 2019, reflect a 9.9 percent decrease in admissions and an 8.6 percent decrease in adjusted admissions, compared with the same period in 2018. On a same-store basis, admissions increased 0.1 percent and adjusted admissions increased 1.8 percent for the three months ended December 31, 2019, compared with the same period in 2018. On a same-store basis, net operating revenues increased 3.7 percent for the three months ended December 31, 2019, compared with the same period in 2018.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

Net operating revenues for the year ended December 31, 2019, totaled $13.210 billion, a 6.7 percent decrease, compared with $14.155 billion for the same period in 2018.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(675) million, or $(5.93) per share (diluted), for the year ended December 31, 2019, compared with $(788) million, or $(6.99) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.89) per share (diluted), for the year ended December 31, 2019, compared with $(1.94) per share (diluted) for the same period in 2018. Weighted-average shares outstanding (diluted) were 114 million for the year ended December 31, 2019, and 113 million for the year ended December 31, 2018.

Adjusted EBITDA for the year ended December 31, 2019, was $1.628 billion compared with $1.642 billion for the same period in 2018, representing a 0.9 percent decrease.

The consolidated operating results for the year ended December 31, 2019, reflect an 11.1 percent decrease in admissions and a 10.6 percent decrease in adjusted admissions, compared with the same period in 2018. On a same-store basis, admissions increased 1.3 percent and adjusted admissions increased 2.2 percent for the year ended December 31, 2019, compared with the same period in 2018. On a same-store basis, net operating revenues increased 4.2 percent for the year ended December 31, 2019, compared with the same period in 2018.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We concluded 2019 with a strong finish to the year. Our successful divestiture program, along with strategic growth initiatives in our core portfolio of markets, has driven better results, including improved same-store volume and net revenue growth in 2019. As we enter 2020, we expect to deliver incremental growth, driven by a combination of continued same-store net revenue performance and execution across our strategic margin improvement programs.”

The Company completed 12 hospital divestitures during the year ended December 31, 2019 (including two divestitures that closed on January 1, 2019, in respect of which the Company received proceeds at a preliminary closing on December 31, 2018). On January 1, 2020, the Company completed the divestiture of three additional hospitals (in respect of which the Company received proceeds at a preliminary closing on December 31, 2019). On January 30, 2020, the Company entered into definitive agreements to sell two additional hospitals, which divestitures have not yet been completed. The Company intends to continue its portfolio rationalization strategy through at least mid-2020 and is pursuing additional interests for sale transactions, which are currently in various stages of negotiation with potential buyers. There can be no assurance that these potential divestitures (or the potential divestitures subject to definitive agreements) will be completed, or if they are completed, the ultimate timing of the completion of these divestitures. The Company continues to receive interest from potential acquirers for certain of its hospitals.

Financial and statistical data for 2018 and 2019 presented in this press release includes the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results exclude the results of a hospital acquired in 2019 and the hospitals divested or closed in 2018 and 2019.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

Information About Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss (gain) from early extinguishment of debt, impairment and loss on sale of businesses, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this earnings release presents adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Included on pages 16, 17, 18 and 19 of this press release are tables setting forth the Company’s 2020 annual earnings guidance. The 2020 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time and reflects the impact of planned divestitures in 2020.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 99 affiliated hospitals in 17 states with an aggregate of approximately 16,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

Community Health Systems, Inc. will hold a conference call on Thursday, February 20, 2020, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2019. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net operating revenues	$3,286	$3,453	$13,210	$14,155
Net loss (f), (g)	(346)	(299)	(590)	(704)
Net loss attributable to Community Health Systems, Inc. stockholders	(373)	(328)	(675)	(788)
Adjusted EBITDA (c)	447	419	1,628	1,642
Net cash provided by (used in) operating activities	194	(165)	385	274

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(3.27)	$(2.91)	$ (5.93)	$ (6.99)
Diluted (e), (f), (g)	(3.27)	(2.91)	(5.93)	(6.99)

Weighted-average number of shares outstanding (d):
Basic	114	113	114	113
Diluted	114	113	114	113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2019		2018
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues	$3,286	100.0%	$3,453	100.0%

Operating costs and expenses:
Salaries and benefits	1,448	44.1%	1,534	44.4%
Supplies	528	16.1%	582	16.9%
Other operating expenses	787	23.9%	849	24.6%
Government and other legal settlements and related costs (g)	58	1.8%	2	0.1%
Electronic health records incentive reimbursement	—	—%	(2)	(0.1)%
Lease cost and rent	81	2.4%	81	2.3%
Depreciation and amortization	152	4.6%	169	4.9%
Impairment and loss on sale of businesses, net (f)	68	2.1%	354	10.3%

Total operating costs and expenses	3,122	95.0%	3,569	103.4%

Income (loss) from operations (f), (g)	164	5.0%	(116)	(3.4)%
Interest expense, net	259	7.9%	257	7.4%
Loss from early extinguishment of debt	23	0.7%	1	—%
Equity in earnings of unconsolidated affiliates	(3)	(0.1)%	(5)	(0.1)%

Loss before income taxes	(115)	(3.5)%	(369)	(10.7)%
Provision for (benefit from) income taxes	231	7.0%	(70)	(2.0)%

Net loss (f), (g)	(346)	(10.5)%	(299)	(8.7)%
Less: Net income attributable to noncontrolling interests	27	0.9%	29	0.8%

Net loss attributable to Community Health Systems, Inc. stockholders	$(373)	(11.4)%	$(328)	(9.5)%

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(3.27)		$(2.91)

Diluted (e), (f), (g)	$(3.27)		$(2.91)

Weighted-average number of shares outstanding (d):
Basic	114		113

Diluted	114		113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2019		2018
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues	$13,210	100.0%	$14,155	100.0%
Operating costs and expenses:
Salaries and benefits	5,947	45.0%	6,384	45.1%
Supplies	2,151	16.3%	2,355	16.6%
Other operating expenses	3,303	25.1%	3,496	24.7%
Government and other legal settlements and related costs (g)	93	0.7%	11	0.1%
Electronic health records incentive reimbursement	(1)	—%	(4)	—%
Lease cost and rent	321	2.4%	337	2.4%
Depreciation and amortization	608	4.6%	700	4.9%
Impairment and loss on sale of businesses, net (f)	138	1.0%	668	4.7%

Total operating costs and expenses	12,560	95.1%	13,947	98.5%

Income from operations (f), (g)	650	4.9%	208	1.5%
Interest expense, net	1,041	7.9%	976	6.9%
Loss (gain) from early extinguishment of debt	54	0.4%	(31)	(0.2)%
Equity in earnings of unconsolidated affiliates	(15)	(0.1)%	(22)	(0.2)%

Loss before income taxes	(430)	(3.3)%	(715)	(5.0)%
Provision for (benefit from) income taxes	160	1.2%	(11)	—%

Net loss (f), (g)	(590)	(4.5)%	(704)	(5.0)%
Less: Net income attributable to noncontrolling interests	85	0.6%	84	0.6%

Net loss attributable to Community Health Systems, Inc. stockholders	$(675)	(5.1)%	$(788)	(5.6)%

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(5.93)		$(6.99)

Diluted (e), (f), (g)	$(5.93)		$(6.99)

Weighted-average number of shares outstanding (d):
Basic	114		113

Diluted	114		113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(346)	$(299)	$(590)	$(704)
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	—	(6)	(3)	20
Net change in fair value of available-for-sale debt securities, net of tax	(1)	1	4	(2)
Amortization and recognition of unrecognized pension cost components, net of tax	—	(2)	—	(1)

Other comprehensive (loss) income	(1)	(7)	1	17

Comprehensive loss	(347)	(306)	(589)	(687)
Less: Comprehensive income attributable to noncontrolling interests	27	29	85	84

Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(374)	$(335)	$(674)	$(771)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2019	2018	% Change	2019	2018	% Change
Number of hospitals (at end of period)	102	113		101	101
Licensed beds (at end of period)	16,240	18,227		16,059	16,085
Beds in service (at end of period)	14,442	16,297		14,367	14,324
Admissions	133,745	148,402	-9.9%	133,295	133,188	0.1%
Adjusted admissions	292,919	320,447	-8.6%	291,577	286,418	1.8%
Patient days	581,696	664,848		579,930	593,089
Average length of stay (days)	4.3	4.5		4.4	4.5
Occupancy rate (average beds in service)	43.8%	43.2%		43.9%	45.0%
Net operating revenues	$3,286	$3,453	-4.8%	$3,269	$3,152	3.7%
Net inpatient revenues as a % of net operating revenues	46.0%	47.6%		45.8%	47.7%
Net outpatient revenues as a % of net operating revenues	54.0%	52.4%		54.2%	52.3%
Income (loss) from operations (f), (g)	$164	$(116)	241.4%
Income (loss) from operations as a % of net operating revenues	5.0%	-3.4%
Depreciation and amortization	$152	$169
Equity in earnings of unconsolidated affiliates	$(3)	$(5)
Net loss attributable to Community Health Systems, Inc. stockholders	$(373)	$(328)	-13.7%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-11.4%	-9.5%
Adjusted EBITDA (c)	$447	$419	6.7%
Adjusted EBITDA as a % of net operating revenues	13.6%	12.1%
Net cash provided by (used in) operating activities	$194	$(165)	217.6%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store
	2019	2018	% Change	2019	2018	% Change
Number of hospitals (at end of period)	102	113		101	101
Licensed beds (at end of period)	16,240	18,227		16,059	16,085
Beds in service (at end of period)	14,442	16,297		14,367	14,324
Admissions	557,959	627,321	-11.1%	538,233	531,155	1.3%
Adjusted admissions	1,208,513	1,351,857	-10.6%	1,166,535	1,141,212	2.2%
Patient days	2,474,569	2,815,401		2,386,557	2,372,781
Average length of stay (days)	4.4	4.5		4.4	4.5
Occupancy rate (average beds in service)	45.1%	43.5%		45.6%	45.4%
Net operating revenues	$13,210	$14,155	-6.7%	$12,819	$12,301	4.2%
Net inpatient revenues as a % of net operating revenues	47.0%	47.7%		46.8%	47.7%
Net outpatient revenues as a % of net operating revenues	53.0%	52.3%		53.2%	52.3%
Income from operations (f), (g)	$650	$208	212.5%
Income from operations as a % of net operating revenues	4.9%	1.5%
Depreciation and amortization	$608	$700
Equity in earnings of unconsolidated affiliates	$(15)	$(22)
Net loss attributable to Community Health Systems, Inc. stockholders	$(675)	$(788)	14.3%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-5.1%	-5.6%
Adjusted EBITDA (c)	$1,628	$1,642	-0.9%
Adjusted EBITDA as a % of net operating revenues	12.3%	11.6%
Net cash provided by operating activities	$385	$274	40.5%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$216	$196
Patient accounts receivable	2,258	2,352
Supplies	354	402
Prepaid income taxes	48	3
Prepaid expenses and taxes	193	196
Other current assets	358	400

Total current assets	3,427	3,549

Property and equipment:
Land and improvements	560	597
Buildings and improvements	5,878	6,228
Equipment and fixtures	3,215	3,476

Property and equipment	9,653	10,301
Less accumulated depreciation and amortization	(4,045)	(4,162)

Property and equipment, net	5,608	6,139

Goodwill	4,328	4,559

Deferred income taxes	38	69

Other assets, net of accumulated amortization of $981 and $939 at December 31, 2019 and 2018, respectively (i)	2,208	1,543

Total assets	$15,609	$15,859

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$20	$204
Current operating lease liabilities (i)	136	—
Accounts payable	811	887
Accrued liabilities:
Employee compensation	594	627
Accrued interest	189	206
Other	532	468

Total current liabilities	2,282	2,392

Long-term debt (h)	13,385	13,392

Deferred income taxes	200	26

Long-term operating lease liabilities (i)	487	—

Other long-term liabilities	894	1,008

Total liabilities	17,248	16,818

Redeemable noncontrolling interests in equity of consolidated subsidiaries	502	504

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 117,822,631 shares issued and outstanding at December 31, 2019, and 116,248,376 shares issued and outstanding at December 31, 2018	1	1
Additional paid-in capital	2,008	2,017
Accumulated other comprehensive loss	(9)	(10)
Accumulated deficit	(4,218)	(3,543)

Total Community Health Systems, Inc. stockholders’ deficit	(2,218)	(1,535)
Noncontrolling interests in equity of consolidated subsidiaries	77	72

Total stockholders’ deficit	(2,141)	(1,463)

Total liabilities and stockholders’ deficit	$15,609	$15,859

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(590)	$(704)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	608	700
Deferred income taxes	203	(3)
Government and other legal settlements and related costs (g)	51	11
Stock-based compensation expense	10	13
Impairment and loss on sale of businesses, net (f)	138	668
Loss (gain) from early extinguishment of debt	54	(31)
Other non-cash expenses, net	182	38
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	93	31
Supplies, prepaid expenses and other current assets	38	16
Accounts payable, accrued liabilities and income taxes	(157)	(163)
Payment of HMA legal settlement	—	(266)
Other	(245)	(36)

Net cash provided by operating activities	385	274

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(13)	(26)
Purchases of property and equipment	(438)	(527)
Proceeds from disposition of hospitals and other ancillary operations	604	405
Proceeds from sale of property and equipment	3	8
Purchases of available-for-sale debt securities and equity securities	(80)	(78)
Proceeds from sales of available-for-sale debt securities and equity securities	92	114
Increase in other investments	(170)	(141)

Net cash used in investing activities	(2)	(245)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(1)
Deferred financing costs and other debt-related costs	(46)	(96)
Proceeds from noncontrolling investors in joint ventures	10	3
Redemption of noncontrolling investments in joint ventures	(11)	(31)
Distributions to noncontrolling investors in joint ventures	(99)	(96)
Proceeds from sale-lease back	60	—
Borrowings under credit agreements	37	28
Issuance of long-term debt	3,042	1,033
Proceeds from ABL facility	202	797
Repayments of long-term indebtedness	(3,557)	(2,033)

Net cash used in financing activities	(363)	(396)

Net change in cash and cash equivalents	20	(367)
Cash and cash equivalents at beginning of period	196	563

Cash and cash equivalents at end of period	$216	$196

For footnotes, see pages 13, 14 and 15.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results and statistical information exclude the results of a hospital acquired in 2019 and the hospitals divested or closed in 2018 and 2019. There were no discontinued operations reported for 2018 and 2019.

(b)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss attributable to Community Health Systems, Inc. common stockholders:
Net loss	$(346)	$(299)	$(590)	$(704)
Less: Income attributable to noncontrolling interests, net of taxes	27	29	85	84

Net loss attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(373)	$(328)	$(675)	$(788)

(c)

EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss (gain) from early extinguishment of debt, impairment and loss on sale of businesses, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”), which is a key component in the determination of the Company’s compliance with some of the covenants under the ABL Facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility).

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to Community Health Systems, Inc. stockholders	$(373)	$(328)	$(675)	$(788)
Adjustments:
Provision for (benefit from) income taxes	231	(70)	160	(11)
Depreciation and amortization	152	169	608	700
Net income attributable to noncontrolling interests	27	29	85	84
Interest expense, net	259	257	1,041	976
Loss (gain) from early extinguishment of debt	23	1	54	(31)
Impairment and loss on sale of businesses, net	68	354	138	668
Expense from government and other legal settlements and related costs	58	2	93	11
Expense from settlement and fair value adjustments and legal expenses related to cases covered by the CVR	1	1	11	13
Expense related to employee termination benefits and other restructuring charges	1	4	2	20
Change in valuation allowances recorded for promissory notes	—	—	21	—
Change in estimate for professional liability claims accrual	—	—	90	—

Adjusted EBITDA	$447	$419	$1,628	$1,642

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Weighted-average number of shares outstanding — basic	114	113	114	113
Add effect of dilutive securities:
Stock awards and options	—	—	—	—

Weighted-average number of shares outstanding — diluted	114	113	114	113

The Company generated a net loss attributable to Community Health Systems, Inc. common stockholders for the three months and year ended December 31, 2019 and 2018, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of restricted stock and stock option awards on the diluted shares calculation would have been an increase of 376,689 shares and 149,631 shares during the three months ended December 31, 2019 and 2018, respectively, and 133,866 shares and 68,687 shares during the year ended December 31, 2019 and 2018, respectively.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, to net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss, as reported	$(3.27)	$(2.91)	$(5.93)	$(6.99)
Adjustments:
Loss (gain) from early extinguishment of debt	0.15	0.02	0.37	(0.20)
Impairment and loss on sale of businesses, net	0.29	2.34	0.89	4.66
Expense from government and other legal settlements and related costs	0.40	0.01	0.64	0.07
Expense from settlement and fair value adjustments and legal expenses related to cases covered by the CVR	0.01	—	0.08	0.09
Expense related to employee termination benefits and other restructuring charges	—	0.02	0.01	0.13
Change in valuation allowances recorded for promissory notes	—	—	0.14	—
Change in estimate for professional liability claims accrual	(0.01)	—	0.62	—
Tax effect related to HMA legal settlement	—	0.10	(0.13)	0.30
Change in tax valuation allowance	2.84	—	2.42	—

Net income (loss), excluding adjustments	$0.40	$(0.42)	$(0.89)	$(1.94)

(f)

Both income from operations and net loss for the three months and year ended December 31, 2019, included non-cash expense of approximately $68 million and $138 million, respectively, primarily from impairment charges to reduce the value of long-lived assets, including allocated goodwill, at hospitals that the Company has identified for sale or has sold, and at certain underperforming hospitals. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility. Both income from operations and net loss for the three months and year ended December 31, 2018, included non-cash expense of approximately $354 million and $668 million, respectively, primarily from impairment charges to reduce the value of long-lived assets, including allocated goodwill, at hospitals that the Company has identified for sale or has sold, and at certain under-performing hospitals.

(g)

The $(0.40) per share (diluted) and $(0.64) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months and year ended December 31, 2019, respectively, and $(0.01) per share (diluted) and $(0.07) per share (diluted) for the three months and year ended December 31, 2018, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses.

(h)

At December 31, 2019, the Company had outstanding borrowings of $273 million and approximately $442 million of additional borrowing capacity (after taking into consideration $145 million of outstanding letters of credit) under the ABL Facility.

(i)

On January 1, 2019, the Company adopted the new lease accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the FASB Accounting Standards Codification (“ASC”) as topic 842 (“ASC 842”). The lease standard in ASC 842 requires lessees to recognize most leases on their balance sheet with a right-of-use asset and a corresponding lease liability and classified as either finance or operating leases, which will impact the manner and timing of expense recognition of such leases over the lease term. Immaterial leases and leases with an initial lease term 12 months or less are excluded from recognition on the balance sheet.

Upon adoption, the Company recorded operating lease liabilities and the related right-of-use assets of approximately $673 million. The operating lease right-of-use assets are recorded on the condensed consolidated balance sheet as a component of other assets, net. The Company elected to adopt the modified transition method allowed by the FASB by electing not to recast prior comparative periods upon adoption. As a result, no changes were made to the condensed consolidated statement of loss for the three months and year ended December 31, 2018 or the condensed consolidated balance sheet at December 31, 2018.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2020. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2020 guidance should be considered in conjunction with the assumptions included herein. See pages 18 and 19 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2020 Projection Range
Net operating revenues (in millions)	$12,400	to	$12,800
Adjusted EBITDA (in millions)	$1,650	to	$1,800
Net loss per share — diluted	$(1.30)	to	$(0.60)
Same-store hospital annual adjusted admissions growth	1.5%	to	2.5%
Weighted-average diluted shares	115.0	to	115.5

The following assumptions were used in developing the 2020 guidance provided above:

•	The 2020 projections include the impact of completed divestitures and the planned divestitures subject to definitive agreements which are expected to close in 2020.

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•	Same-store hospital annual adjusted admissions growth of 1.5% to 2.5% for 2020, which does not take into account service closures and weather-related or other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.7% for 2020. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

•

Interest expense, expressed as a percentage of net operating revenues, of approximately 8.4%; however, this percentage may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the divestitures noted above, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 95% to 99% of total debt during 2020.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.8% to 0.9% for 2020.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.6% to 0.7% for 2020.

A reconciliation of the Company’s projected 2020 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending December 31, 2020
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(150)	$(70)
Adjustments:
Depreciation and amortization	585	600
Interest expense, net	1,040	1,065
Provision for income taxes	75	95
Net income attributable to noncontrolling interests	100	110

Adjusted EBITDA (1)	$1,650	$1,800

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, (gains) losses from early extinguishment of debt, impairment and loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2020 Guidance
Total	$400	to	$500

•	Net cash provided by operating activities is projected as follows (in millions):

2020 Guidance
Total	$600	to	$700

•	Diluted weighted-average shares outstanding are projected to be approximately 115.0 million to 115.5 million for 2020.

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•

the impact of current or future federal and state health reform initiatives, including, without limitation, the Affordable Care Act, and the potential for the Affordable Care Act to be repealed or found unconstitutional or otherwise invalidated, or for additional changes to the law, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, and the fact that a substantial portion of our indebtedness will mature and become due in the near future, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•	changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Fourth Quarter and Year-End 2019 Results

February 19, 2020

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the coronavirus known as COVID-19;

•	the impact of prior or potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	changes in interpretations, assumptions and expectations regarding the Tax Cuts and Jobs Act; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months and year ended December 31, 2019, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2020 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-